Exhibit 99.1

N E W S R E L E A S E
FOR IMMEDIATE RELEASE
MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com
INVESTOR CONTACT:
Todd Atenhan or James Kautz
404/806-1393 phone
investorrelations@exide.com
EXIDE TECHNOLOGIES REPORTS A FIFTY PERCENT INCREASE IN ADJUSTED EBITDA
FOR THE SECOND QUARTER
Alpharetta, Ga. – (November 8, 2007) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today reported its financial results for its fiscal 2008 second quarter, which ended September 30, 2007.
Consolidated Results
Consolidated net sales for the second quarter of fiscal 2008 aggregated $862.0 million versus $680.3 million in the prior year’s second quarter. A significantly stronger Euro and stronger Australian and Canadian dollars favorably impacted net sales by $40.4 million. As was the case in the fiscal 2008 first quarter, strong year-over-year unit sales in Transportation Americas and improved pricing in all businesses drove net sales growth.
The Company reported a net loss of $14.8 million or $0.24 per share for the fiscal 2008 period as compared with a net loss of $35.1 million or $1.16 per share in the second quarter of fiscal 2007. Included in the current period’s net loss was a non-cash tax charge of $16.7 million or $0.27 per share resulting from an adjustment to the Company’s net deferred tax asset in Germany to recognize the impact of a lower corporate tax rate. Foreign currency remeasurement gains in the current quarter aggregated $9.6 million compared with a $1.3 million remeasurement loss in the prior year period favorably impacting year-over-year pre-tax results by $10.9 million.
Operationally, gross profit aggregated $130.3 million in the second quarter of fiscal 2008, an increase of $24.9 million over the prior year comparable period. Increased gross profit resulted principally from higher pricing and continued improved manufacturing performance, partially offset by the rapid escalation of lead costs and recognition of an incremental $4.5 million environmental remediation provision. Total selling, general, and administrative expenses for the second quarter of fiscal 2008 amounted to $107.9 million compared with $102.3 million in the fiscal 2007 second quarter. The

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fiscal 2008 second quarter costs were unfavorably impacted by the weaker U.S. dollar, but were also impacted by targeted incremental marketing spending.
Adjusted EBITDA for the fiscal 2008 second quarter was $50.0 million or 50% higher than the $33.4 million reported in the second quarter of fiscal 2007. Gordon Ulsh, President and CEO stated, “ We are extremely pleased with the continued improvement in our results. This is the strongest second quarter since the Company exited Chapter 11 in 2004 and indicates that we continue to address the challenges of record lead prices through improved pricing, manufacturing performance and overall cost control.”
For the six months ended September 30, 2007, net sales were $1.62 billion compared with $1.36 billion in the first six months of fiscal 2007. A weaker dollar against most currencies accounted for approximately $72.0 million of the increase in net sales. The net loss for the first half of fiscal 2008 was $50.5 million or $0.82 per share and compared with a net loss of $73.0 million or $2.60 per share in the comparable prior year period. In addition to the aforementioned tax charge in the second quarter of fiscal 2008, current year six month results were unfavorably impacted by the $21.3 million loss on early debt extinguishment disclosed in the Company’s 10-Q for the first quarter of this fiscal year, associated with our lower cost refinancing effort.
Adjusted EBITDA for the first half of fiscal 2008 was $89.0 million versus $60.6 million for the comparable period of fiscal 2007, a 47% improvement. In addition, the Company had positive EBIT of $15.0 million in the first half of the fiscal 2008 period, inclusive of the $21.3 million debt extinguishment loss, as compared with negative EBIT of $23.2 million in the fiscal 2007 first half.
Net loss per share for the three and six months ended September 30, 2007 was favorably impacted by higher weighted average shares outstanding as a result of the Company’s previous rights offering that closed in September of 2006.
Transportation Segments
Net sales in the current fiscal year’s second quarter for the Company’s combined Transportation segments increased by $97.0 million ($117.7 million inclusive of favorable foreign exchange) or 23% compared with the fiscal 2007 second quarter. An approximate 6% increase in unit volume in the Americas, and increased pricing in all markets and channels drove this result. For the year to date period, net sales increased by $148.7 million (excluding currency) to $996.1 million over the comparable fiscal 2007 period.
Adjusted EBITDA in the second quarter of fiscal 2008, for the combined Transportation business aggregated $42.2 million as compared with $23.7 million in the comparable fiscal 2007 period. For the six months year-to-date, Adjusted EBITDA was $73.5 million versus $40.2 million in the prior year’s six month period. Pricing reflective of dramatically higher lead costs, operational improvements, and higher unit volumes, principally in the Americas, were the key drivers of this substantial improvement in our results. Mr. Ulsh stated.“ We are heartened by the continued efforts of our management teams and our overall employee base in our Global Transportation businesses which have resulted in these improved year-over-year financial results.”
Industrial Energy Segments
For the fiscal 2008 second quarter net sales of our combined Industrial Energy segments aggregated $329.6 million as compared with $266.6 million in the prior year’s second quarter. Excluding $20.0 million

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of favorable foreign exchange, net sales were driven by somewhat higher volumes in our Europe and ROW segment and pricing in all regions. For the year-to-date fiscal 2008 period, sales in our combined Industrial Energy business increased by $40.1 million (excluding favorable foreign exchange) to $628.3 million over the comparable prior year period, on lead related price increases and slightly lower volumes, principally in Network Power products.
Adjusted EBITDA for the current year’s second fiscal quarter amounted to $16.8 million for our combined Industrial Energy business, slightly favorable to the $16.6 million reported in the prior year comparable period. Favorable plant performance and cost control in all of the businesses were sufficient to compensate for the continued lag in pricing to cover substantially higher lead costs, principally in Europe. On a year-to-date basis, Adjusted EBITDA of $33.7 million is $7.3 million lower than the comparable prior year six-month period driven principally by the higher costs of lead in the period not fully recovered through pricing. Mr. Ulsh indicated, “ The historic quarterly lead escalation provisions of many of our contracts resulted in pricing not keeping pace with the rapid increase in this commodity. We are implementing a move to monthly escalators in this segment and should begin to see the positive impact of this change as we move through the third and fourth fiscal quarters.”
The Company, as it has indicated in the past, uses Adjusted EBITDA as a key measure of its operational financial performance. This measure underlies the Company’s operational performance and excludes the nonrecurring impact on the Company’s current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company’s Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company’s warrants liability, impairment charges and non-cash gains or losses on asset sales, and the loss on early extinguishment of debt. See the reconciliations of net losses to Adjusted EBITDA in the attachments to this release.
Conference Call and Webcast
The Company previously announced that it will hold a conference call to discuss its results on November 9, 2007 at 10:00 a.m. Eastern Time.
•	Domestic dial-in: (877) 563-6439

•	International dial-in: (706) 758-9457

•	Conference ID: 21791553
Presentation materials for the Company’s earnings conference can be accessed on the Company’s website at www.exide.com by clicking on the “Investor Relations” tab and closing “Presentations and Webcasts” on the right side of the section.
Individuals unable to participate in the conference call may hear a telephonic replay from 12:00 p.m. EST on November 9, 2007 to 11:59 p.m. EST on November 23, 2007
•	Domestic dial-in: (800) 642-1687

•	International dial-in: (706) 645-9291

•	Passcode: 21791553
About Exide Technologies:

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Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.
Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.
Further information about Exide, including its financial results, are available at www.exide.com.
The Exide Technologies logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3300
XIDE – F
Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.
Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (ix) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (x) the Company’s exposure to fluctuations in interest rates on its variable debt, (xi) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xii) general economic conditions, (xiii) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xiv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xv) the Company’s ability to successfully pass along increased material costs to its customers, and (xvi) the Company’s significant pension obligations over the next several years.
Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-K filed on June 11, 2007 and its Form 10-Q filed on November 8, 2007, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.
Financial tables follow

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EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per-share data)

	For the Three Months Ended		For the Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
NET SALES	$861,942	$680,299	$1,624,329	$1,363,489
COST OF SALES	731,594	574,897	1,375,313	1,148,409

Gross profit	130,348	105,402	249,016	215,080

EXPENSES:
Selling, marketing and advertising	68,299	65,944	136,633	134,450
General and administrative	39,617	36,393	83,266	82,387
Restructuring	2,550	7,039	4,682	15,923
Other (income) expense, net	(10,520)	6,204	(14,061)	2,712
Interest expense, net	21,271	22,641	42,623	44,928
Loss on early extinguishment of debt	—	—	21,342	—

	121,217	138,221	274,485	280,400

Income (loss) before reorganization items, income taxes, and minority interest	9,131	(32,819)	(25,469)	(65,320)
REORGANIZATION ITEMS, NET	769	964	1,211	2,570
INCOME TAX PROVISION	22,696	1,294	22,913	4,872
MINORITY INTEREST	495	32	918	243

Net loss	$(14,829)	$(35,109)	$(50,511)	$(73,005)

NET LOSS PER SHARE
Basic and Diluted	$(0.24)	$(1.16)	$(0.82)	$(2.60)

WEIGHTED AVERAGE SHARES
Basic and Diluted	61,717	30,337	61,492	28,092

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data

	September 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$91,606	$76,211
Receivable from rights offering	41,400	—
Receivables, net of allowance for doubtful accounts of $30,434 and $28,624	692,689	639,115
Inventories	565,237	411,554
Prepaid expenses and other	18,255	20,224
Deferred financing costs, net	4,963	3,411
Deferred income taxes	25,743	19,030

Total current assets	1,439,893	1,169,545

Property, plant and equipment, net	648,702	649,015

Other assets:
Other intangibles, net	198,393	191,762
Investments in affiliates	6,287	5,282
Deferred financing costs, net	19,870	12,908
Deferred income taxes	53,100	67,006
Other	21,288	24,706

Total other assets	298,938	301,664

Total assets	$2,387,533	$2,120,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$19,782	$13,951
Current maturities of long-term debt	8,217	3,996
Accounts payable	427,918	360,278
Accrued expenses	307,434	299,157
Warrants liability	4,105	5,297

Total current liabilities	767,456	682,679
Long-term debt	773,195	666,507
Noncurrent retirement obligations	250,332	263,290
Deferred income tax liability	45,283	41,232
Other noncurrent liabilities	140,145	121,433

Total liabilities	1,976,411	1,775,141

Commitments and contingencies	—	—
Minority interest	16,426	14,560

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 and 100,000 shares authorized, 75,259 and 60,676 shares issued and outstanding	753	607
Additional paid-in capital	1,101,924	1,008,481
Accumulated deficit	(800,232)	(745,534)
Accumulated other comprehensive income	92,251	66,969

Total stockholders’ equity	394,696	330,523

Total liabilities and stockholders’ equity	$2,387,533	$2,120,224

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended
	September 30, 2007	September 30, 2006
Cash Flows From Operating Activities:
Net loss	$(50,511)	$(73,005)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	50,713	60,464
Unrealized gain on warrants	(1,192)	(739)
Net loss on asset sales / impairments	103	6,972
Deferred income taxes	11,798	239
Provision for doubtful accounts	2,715	4,701
Non-cash stock compensation	2,719	1,164
Reorganization items, net	1,211	2,570
Minority interest	918	243
Amortization of deferred financing costs	2,270	1,659
Loss on early extinguishment of debt	21,342	—
Changes in assets and liabilities —
Receivables	(20,529)	62,225
Inventories	(129,202)	8,875
Prepaid expenses and other	2,629	2,459
Payables	48,847	(30,089)
Accrued expenses	5,401	(24,008)
Noncurrent liabilities	(26,266)	(33,301)
Other, net	(10,242)	(3,943)

Net cash used in operating activities	(87,276)	(13,514)

Cash Flows From Investing Activities:
Capital expenditures	(23,986)	(15,602)
Proceeds from sales of assets	3,658	2,498

Net cash used in investing activities	(20,328)	(13,104)

Cash Flows From Financing Activities:
Increase (decrease) in short-term borrowings	4,432	(154)
Increase (decrease) in borrowings under Senior Secured Credit Facility	94,387	(26,545)
Increase (decrease) in other debt	3,784	(3,764)
Financing costs and other	(31,649)	(3)
Net proceeds from rights offering and private equity sale	49,528	117,871

Net cash provided by financing activities	120,482	87,405

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,517	940

Net Increase In Cash and Cash Equivalents	15,395	61,727
Cash and Cash Equivalents, Beginning of Period	76,211	32,161

Cash and Cash Equivalents, End of Period	$91,606	$93,888

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period -
Interest	$32,158	$37,503
Income taxes (net of refunds)	8,173	2,926
Supplemental Disclosures of Non-Cash Financing Activities:
Receivable from rights offering	$41,400	$—

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$17.0	$7.6	$9.6	($2.8)	($46.2)	($14.8)
Interest expense, net	—	—	—	—	21.2	21.2
Income tax provision	—	—	—	—	22.7	22.7

EBIT	17.0	7.6	9.6	(2.8)	(2.3)	29.1
Depreciation and amortization	7.1	6.5	2.2	6.9	1.6	24.3
Take Charge	0.8	1.0	—	—	(0.1)	1.7
Reorganization items, net	—	—	—	—	0.8	0.8
Restructuring	0.4	1.6	—	0.4	0.2	2.6
Currency remeasurement loss (gain)	0.2	(0.6)	0.5	—	(9.7)	(9.6)
Minority interest	—	—	—	—	0.5	0.5
Unrealized gain on revaluation of warrants	—	—	—	—	(1.5)	(1.5)
Loss (gain) on sale/impairment of assets	0.6	0.2	(0.1)	0.1	(0.1)	0.7
Other, principally non cash stock	(0.2)	—	—	—	1.6	1.4
compensation expense

Adjusted EBITDA	$25.9	$16.3	$12.2	$4.6	$(9.0)	$50.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$5.8	($7.2)	$5.3	$(1.1)	$(37.9)	$(35.1)
Interest expense, net	—	—	—	—	22.6	22.6
Income tax provision	—	—	—	—	1.3	1.3

EBIT	5.8	(7.2)	5.3	(1.1)	(14.0)	(11.2)
Depreciation and amortization	6.8	8.3	2.2	9.2	3.5	30.0
Take Charge	0.4	—	—	—	0.1	0.5
Reorganization items, net	—	—	—	—	1.0	1.0
Restructuring	0.7	4.8	(0.3)	1.5	0.3	7.0
Currency remeasurement loss (gain)	(0.7)	0.3	0.1	(0.1)	1.8	1.4
Unrealized loss on revaluation of warrants	—	—	—	—	0.1	0.1
Loss (gain) on sale/impairments of assets	4.0	0.3	(0.1)	(0.3)	0.2	4.1
Other, principally non cash stock	0.3	(0.1)	—	0.2	0.1	0.5
compensation expense

Adjusted EBITDA	$17.3	$6.4	$7.2	$9.4	$(6.9)	$33.4

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$33.7	$3.9	$15.6	$(4.2)	$(99.5)	$(50.5)
Interest expense, net	—	—	—	—	42.6	42.6
Income tax provision	—	—	—	—	22.9	22.9

EBIT	33.7	3.9	15.6	(4.2)	(34.0)	15.0
Depreciation and amortization	14.7	13.7	4.5	14.5	3.3	50.7
Loss on early extinguishment of debt	—	—	—	—	21.3	21.3
Take Charge	2.2	1.9	—	1.5	—	5.6
Reorganization items, net	—	—	—	—	1.2	1.2
Restructuring	0.9	2.3	(0.1)	1.4	0.2	4.7
Currency remeasurement loss (gain)	(0.1)	(0.5)	1.1	(0.1)	(12.5)	(12.1)
Minority interest	—	—	—	—	0.9	0.9
Unrealized gain on revaluation of warrants	—	—	—	—	(1.2)	(1.2)
Loss (gain) on sale/impairment of assets	0.6	0.1	1.0	(1.5)	(0.1)	0.1
Other, principally non cash stock	0.1	—	—	—	2.7	2.7
compensation expense

Adjusted EBITDA	$52.1	$21.4	$22.1	$11.6	$(18.2)	$89.0

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2006
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
	Americas	and ROW	Americas	and ROW	Other	TOTAL
Net income (loss)	$1.0	($13.3)	$12.8	$2.5	$(76.0)	$(73.0)
Interest expense, net	—	—	—	—	44.9	44.9
Income tax provision	—	—	—	—	4.9	4.9

EBIT	1.0	(13.3)	12.8	2.5	(26.2)	(23.2)
Depreciation and amortization	14.2	16.5	4.7	18.1	7.0	60.5
Take Charge	1.0	0.3	—	—	0.1	1.4
Reorganization items, net	—	—	—	—	2.6	2.6
Restructuring	6.7	6.1	0.4	2.3	0.4	15.9
Currency remeasurement loss (gain)	0.1	—	0.4	—	(4.7)	(4.2)
Unrealized gain on revaluation of warrants	—	—	—	—	(0.7)	(0.7)
Loss (gain) on sale / impairment of assets	6.9	0.3	(0.1)	(0.2)	—	6.9
Other, principally non cash stock	0.4	—	0.1	—	0.9	1.4
compensation expense

Adjusted EBITDA	$30.3	$9.9	$18.3	$22.7	$(20.6)	$60.6

EXIDE TECHNOLOGIES AND SUBSIDIARIES
COMPARATIVE FY08 Q2 NET SALES AND ADJUSTED EBITDA BY SEGMENT
(in millions)

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
Q2 FY08
Net sales	$275.8	$256.6	$73.0	$256.6	$—	$862.0
Adjusted EBITDA	$25.9	$16.3	$12.2	$4.6	$(9.0)	$50.0

Q2 FY07
Net sales	$227.8	$186.9	$64.9	$200.7	$—	$680.3
Adjusted EBITDA	$17.3	$6.4	$7.2	$9.4	$(6.9)	$33.4

	Transportation		Industrial Energy
		Europe		Europe
		and		and	Unallocated
	Americas	ROW	Americas	ROW	Corporate	Consolidated
Q2 YTD FY08
Net sales	$526.8	$469.3	$138.2	$490.0	$—	$1,624.3
Adjusted EBITDA	$52.1	$21.4	$22.1	$11.6	$(18.2)	$89.0

Q2 YTD FY07
Net sales	$442.2	$369.7	$137.9	$413.7	$—	$1,363.5
Adjusted EBITDA	$30.3	$9.9	$18.3	$22.7	$(20.6)	$60.6